UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2024

MSP Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39445 (Commission File Number)	84-4117825 (I.R.S. Employer Identification No.)

2701 Le Jeune Road Floor 10 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

(305) 614-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	LIFW	The Nasdaq Global Market

Redeemable warrants, each lot of 25 warrants is exercisable for one share of Class A common stock at an exercise price of $287.50 per share	LIFWW	The Nasdaq Global Market

Redeemable warrants, each lot of 25 warrants is exercisable for one share of Class A common stock at an exercise price of $0.0025 per share	LIFWZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Virage MTA Amendment No. 3 and Amendment No. 2 to the Amended and Restated Security Agreement

As previously disclosed, MSP Recovery, Inc. (the “Company”), its principals, and certain affiliated entities entered into a Master Transaction Agreement dated March 9, 2022 (as amended, the “MTA”) with Virage Capital Management, LP (“Virage”) and Virage Recovery Master, LP (“VRM”), and a Security Agreement dated July 13, 2023 (as amended, the “Security Agreement”) with VRM.

On April 1, 2024, the Company entered into the MTA Amendment No. 3 and Amendment No. 2 to the Amended and Restated Security Agreement (“Third Virage MTA Amendment”), which: (i) extended the VRM Full Return (as defined in the MTA) maturity date to September 30, 2025, subject to acceleration upon certain triggering events; (ii) the Company agreed that 25% of the Company’s portion of any net proceeds from the Standby Equity Purchase Agreement, by and between the Company and YA II PN, Ltd., after the repayment of the YA II PN notes payable, would be used to pay down the VRM Full Return; and (iii) commence the sale of certain reserved shares of Messrs. John H. Ruiz and Frank C. Quesada, and the delivery of the resulting net cash proceeds thereof to VRM.

Nomura Amended and Restated Promissory Note

As previously disclosed, the Company entered into a Promissory Note (as amended, the “Nomura Note”) with Nomura Securities International, Inc. (“Nomura”) on May 27, 2022.

On March 26, 2024, the Company further amended and restated the Nomura Note (the “A&R Note”) to: (i) increase the principal amount to approximately $30.0 million, and (ii) extend the maturity date to September 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP RECOVERY, INC.
Dated: April 1, 2024

	By:	/s/ Alexandra Plasencia
	Name:	Alexandra Plasencia
	Title:	General Counsel